SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                             FORM 8-K

                         CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         July 16, 2014
                         Date of Report
               (Date of Earliest Event Reported)

             SMARTER APP WORLD INTERNATIONAL CORPORATION
        (Exact Name of Registrant as Specified in its Charter)

                PEBBLE RUN ACQUISITION CORPORATION
(Former Name of Registrant as Specified in its Charter)

Delaware                       000-55067                 46-3609934
(State or other
jurisdiction           (Commission File Number)       (IRS Employer
of incorporation)                                 Identification No.)

                         5348 Vegas Drive
                     Las Vegas, Nevada 89108
              (Address of Principal Executive Offices)

                       215 Apolena Avenue
                Newport Beach, California 92662
        (Former Address of Principal Executive Offices)

                          310-279-2449
                 (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On July 16, 2014, Smarter App World International Corporation (formerly Pebble Run Acquisition Corporation) (the "Registrant" or the "Company") issued 19,500,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 97.5% of the total outstanding 20,000,000 shares of common stock as follows:

          Simon Wilby              15,600,000
          Corbey McCoy              1,950,000
          Philip H. Neilson         1,950,000

     With the issuance of the 19,500,000 shares of stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On July 16, 2014, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950. The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on September 30, 2013 as amended and supplemented by the information contained in this report.

    The Registrant anticipates that it will develop its business with a combination or other agreement with a private company which designs and develops mobile apps for iPhones, iPads, iPods, Androids, Android Tablets and Blackberry devices. The private companies staff of developers works in partnership with clients in the development of apps offering ideas and improvements to create and refine the apps . The private company's staff tests and retests the app via the Company's unique test bench programs to provide seamless and bug-free uploads. The private company also has the exclusive licencing agreement with related private comany which provides instantaneous translations in 53 languages through a smart phone or land line. The private company believes that this access to instantaneous telephone translations will hugely impact how people communicate in business and personally. No agreement has yet been entered into between the Registrant and the private company.

ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On July 16, 2014 James M. Cassidy resigned as the Registrant's president, secretary and director.

    On July 16, 2014, James McKillop resigned as the Registrant's vice president and director.

    On July 16, 2014 Simon Wilby was named as the director of the Registrant and was appointed its President.

    Simon Wilby works as an inventor and developer of new technology applications. In 2006, Mr. Wilby invented and marketed a solar powered battery case for cell phones, "The Smart Solar Battery Charger". Mr. Wilby also developed a solar powered street lighting system that is now in the process of being approved for purchase by the governments of St. Vincent and the Grenadines Islands. Mr. Wilby is currently preparing to launch of "Smart Translations", a free app that provides instantaneous translation in 53 languages. Once downloaded, this app allows a user to call anywhere in the world on his mobile phone or other appliance and have his voice instantly translated into the language of the person to whom he is connected. The reply is also translated back to the language of the user. The app will also be available in text and video formats.

                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                        SMARTER APP WORLD INTERNATIONAL CORPORATION


Date: July 23,  2014    Simon Wilby
                        President